Exhibit 4.3

EXECUTION VERSION

AMERICAN HONDA FINANCE CORPORATION

AMENDED AND RESTATED ISSUING AND PAYING AGENCY AGREEMENT

WHEREAS, in connection with the offering by American Honda Finance Corporation, a California corporation (the “Company”), of its Medium Term Notes, the Company entered into a Medium Term Note Amended and Restated Issuing and Paying Agency Agreement dated as of August 26, 2011 (the “Predecessor Agreement”) with The Bank of New York Mellon, a New York banking corporation, as issuing and paying agent;

WHEREAS, this Agreement (as defined below) amends and restates the Predecessor Agreement in its entirety;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to further amend the Predecessor Agreement and to restate the Predecessor Agreement in its entirety to read as follows:

THIS AGREEMENT, dated as of August 27, 2012 (the “Agreement”), is entered into by the Company and The Bank of New York Mellon, as issuing and paying agent (the “Issuing and Paying Agent”). Capitalized terms used and not defined herein have the meanings set forth in the Notes, the Private Placement Agreement (each as hereinafter defined) or the Offering Memorandum dated August 27, 2012 (the “Offering Memorandum”).

SECTION 1. Appointment of Issuing and Paying Agent.

(a) The Company issues and sells, from time to time, notes with maturities of nine months or more from date of issue in an aggregate principal amount such that the aggregate principal amount outstanding at any time is not greater than US $25,000,000,000 (or the equivalent based on the applicable exchange rate at the time of issuance, in such foreign currencies or foreign currency units as the Company shall designate at the time of issuance) (or such greater aggregate principal amount as the Company may authorize from time to time pursuant to a resolution adopted by its Board of Directors) evidencing one or more obligations of the Company (each a “Note” and together the “Notes”), which Notes have been and are to be issued without registration under the Securities Act of 1933, as amended (the “Act”). The Company has appointed Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBS Securities Inc. and Wells Fargo Securities, LLC as the placement agents for such Notes (each, a “Placement Agent” and, together, the “Placement Agents”), pursuant to an Amended and Restated Private Placement Agreement dated as of August 27, 2012 (the “Private Placement Agreement”), among the Company and the Placement Agents (as the same may be amended or supplemented from time to time).

The Company hereby appoints the Issuing and Paying Agent to act, on the terms and conditions specified herein and in the Amended and Restated Medium Term Note Administrative Procedures for Privately-Placed Medium Term Notes dated as of August 27, 2012 (as the same may be amended or supplemented from time to time, with the consent of the Issuing and Paying Agent, which consent shall not be unreasonably withheld, conditional or delayed, the “Procedures”), as Issuing and Paying Agent for the Notes, and the Issuing and Paying Agent hereby accepts such appointment on such terms and conditions.

(b) For the purposes of this Agreement:

(i)	“Code” means the Internal Revenue Code of 1986, as amended;

(ii)	“FATCA” means Sections 1471 through 1474 of the Code and the Treasury Regulations, administrative guidance and official interpretations promulgated thereunder;

(iii)	“IRS” means the U.S. Internal Revenue Service;

(iv)	“Noteholder FATCA Information” means information sufficient to eliminate the imposition of U.S. withholding tax under FATCA;

(v)	“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code); and

(vi)	“U.S. Withholding Agent” means the person or entity constituting and obligated to perform the duties of a “Withholding Agent” with respect to payments on the Notes within the meaning of Section 7701(a)(16) of the Code.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Offering Memorandum or the Code, as the case may be.

SECTION 2. Note Forms; Signature; Calculation Agent.

The Notes may be issued in fully registered book-entry form and represented by a master global security without coupons (each a “Global Security,” and together with a “Temporary Global Security” and a “Permanent Global Security” (each as defined below, the “Global Securities”) or in definitive registered certificated form (“Certificated Notes”) in accordance with the instructions of the Company delivered pursuant to Section 4(a) hereof. A Global Security may represent one or any number of individual Notes. The Global Security shall be registered in the name of The Depository Trust Company (“DTC”) or its nominee, and shall be delivered by the Issuing and Paying Agent to DTC or pursuant to DTC’s instructions.

The Global Securities and Certificated Notes will be substantially in the forms (both Fixed Rate (as defined below) and Floating Rate (as defined below)) attached as exhibits to the Offering Memorandum, or in such other forms as may be provided to the Issuing and Paying

Agent by the Company from time to time. The Company shall not issue any Notes that are not in substantially the forms attached as exhibits to the Offering Memorandum until the Company has received confirmation from the Issuing and Paying Agent that the proposed form is acceptable to it, which confirmation shall not be unreasonably withheld, conditioned or delayed. The Notes will be denominated in US Dollars in minimum denominations of US $200,000 and in integral multiples of US $1,000 in excess thereof (or the equivalent based on the applicable exchange rate at the time of issuance, in such foreign currencies or foreign currency units as the Company shall designate at the time of issuance). Each Global Security and Certificated Note shall bear a legend in substantially the form set out in the exhibits to the Offering Memorandum.

On the date hereof, the Company will furnish the Issuing and Paying Agent with the Global Securities and forms of the Certificated Notes (both Fixed Rate and Floating Rate forms). Such Global Securities and forms of Certificated Notes will bear facsimile signatures of Authorized Representatives included in Group I of Exhibit A hereto. Upon receipt of such Global Securities and forms of Certificated Notes, an Authorized Individual or Authenticating Representative (as such terms are defined in Section 23 hereof) of the Issuing and Paying Agent shall acknowledge receipt of such Global Securities and forms of Certificated Notes on a form of receipt submitted by the Company.

Notes offered and sold in offshore transactions in reliance on Regulation S under the Act shall initially be issued in fully registered book-entry form and will initially be represented by a master Global Security without coupons, substantially in the form attached as an exhibit to the Offering Memorandum (a “Temporary Global Security”). The Notes offered and sold in offshore transactions in reliance on Regulation S under the Act shall be deposited with the Issuing and Paying Agent for and registered in the name of Cede & Co. or a nominee of the DTC for the account of Euroclear and Clearstream. Beneficial interests in each Temporary Global Security may be held only through Euroclear and Clearstream. Interest in a Temporary Global Security will be exchangeable for interest in a permanent Global Security in fully registered book-entry form without coupons (a “Permanent Global Security”) similarly deposited with a custodian for DTC, on or after the fortieth (40th) day after the completion of the distribution of the relevant Series or class of Notes (the “Exchange Date”) in accordance with the procedures set forth in Section 13(g) hereof. The Permanent Global Security shall be deposited with the Issuing and Paying Agent and registered in the name of Cede & Co. or a nominee of the DTC.

The Notes will bear interest at either fixed rates (“Fixed Rate”) or at floating rates (“Floating Rate”) and shall have maturities of not less than nine months from the date of issue. However, Notes will not be issued with a term in excess of 30 years without the Company first obtaining and delivering an opinion of counsel, in form and substance reasonably satisfactory to the Placement Agent or Placement Agents to or through which such Notes are to be sold, to the effect that such Notes will be treated as debt for U.S. federal income tax purposes.

The interest rate and the amount of interest payable on the Notes bearing interest at a Floating Rate shall be calculated by the Calculation Agent pursuant to the Calculation Agreement. The Issuing and Paying Agent will provide the Calculation Agent with not less than two but no more than seven Business Days’ notice of each Interest Determination Date with respect to which a calculation with respect to any Notes bearing interest at a Floating Rate is to be made by the Calculation Agent.

The Issuing and Paying Agent will hold the Global Securities and forms of the Certificated Notes in safekeeping. Except as otherwise provided in Section 1 hereof, the principal amount of Global Securities and Certificated Notes outstanding at any time hereunder shall in aggregate not exceed US $25,000,000,000 (or the equivalent based on the applicable exchange rates at the time of issuance of such Notes). The Issuing and Paying Agent may base its determination of the aggregate principal amount of Notes outstanding at any time solely on the Note Register (as such term is defined in Section 13(a) hereof) and on information received from the Company. The Issuing and Paying Agent may disregard any instructions to complete a Note represented by a Global Security, and authenticate and deliver a Certificated Note, if the Issuing and Paying Agent reasonably concludes that the aggregate principal amount of Notes outstanding will exceed the aggregate principal amount of Notes authorized by the Company to be issued at such date.

SECTION 3. Authorized Representatives.

The Company hereby certifies that each person named in Exhibit A hereto is a duly authorized representative of the Company and that the signature set forth opposite such representative’s name is his true and genuine signature (each such representative and each other representative as to which the Company may hereafter so certify in writing being referred to herein as an “Authorized Representative”). Each time Exhibit A hereto is modified by the Company, the Company shall automatically make the foregoing certification to the Issuing and Paying Agent as to Exhibit A as so modified. The Issuing and Paying Agent shall be entitled to rely on the information set forth in Exhibit A for purposes of determining an Authorized Representative until such time as the Issuing and Paying Agent receives a subsequent certificate in the form of Exhibit A from the Company replacing the then current certificate provided by the Company to the Issuing and Paying Agent. The Issuing and Paying Agent shall not have any responsibility to the Company to determine whether any signature on a Global Security or Certificated Note purporting to be that of an Authorized Representative in Group I of Exhibit A is genuine, so long as the Issuing and Paying Agent determines that such signature reasonably resembles the specimen signature set forth in Group I of Exhibit A or in a subsequent then-current certificate delivered to the Issuing and Paying Agent pursuant to this Section 3. The Issuing and Paying Agent shall not have any responsibility to the Company to determine by whom or by what means a facsimile signature may have been affixed to any Global Security or Certificated Note, or to determine whether any facsimile signature set forth on Exhibit A is authorized. Any Global Security or Certificated Note bearing the signature of a person who is an Authorized Representative in Group I of Exhibit A on the date he signs such Global Security or Certificated Note shall be a binding obligation of the Company upon the completion and authentication thereof by the Issuing and Paying Agent, notwithstanding that such person shall have ceased to be an Authorized Representative on the date such Note is completed, authenticated or delivered by the Issuing and Paying Agent.

SECTION 4. Completion, Authentication and Delivery of Notes.

(a) From time to time, an Authorized Individual of the Issuing and Paying Agent shall receive instructions from an Authorized Representative included in Group II on Exhibit A hereto regarding the completion of a Global Security or the authentication and delivery of a Certificated Note. Such Authorized Representative shall also deliver a copy of the Pricing

Supplement applicable to the Global Security or Certificated Note to which such instructions relate, to arrive no later than 4:00 p.m. New York City time on the second Business Day preceding the Settlement Date. The Issuing and Paying Agent may rely on such instructions if they are received by one of the Authorized Individuals of the Issuing and Paying Agent or its affiliate named in Exhibit B hereto, or their successors which may be named by the Issuing and Paying Agent (of which the Company shall be notified in writing) from time to time through the use of a facsimile transmission from any person purporting to be any of the individuals included in Group II on Exhibit A hereto. Such instructions shall include the information called for by Item A set forth in Part II or Part III, as applicable, of the Procedures under the caption “Settlement Procedures.” As used herein, the term “Pricing Supplement” refers to (i) a document accompanying and supplementing the Offering Memorandum with respect to the terms of one or more Notes being sold (including a pricing term sheet and/or pricing supplement) or (ii) the confirmation if such document is not delivered in connection with the sale of a Note.

(b) By 1:00 P.M., New York City time, on the Business Day (as defined below) following timely receipt of the information called for in Section 4(a) above, an Authorized Individual of the Issuing and Paying Agent will confirm by telephone or facsimile transmission to an Authorized Representative of the Company the aggregate principal amount of the Notes outstanding as of such date hereunder after giving effect to all previous uncancelled issuances, to such transaction, to all other transactions of which an Authorized Representative of the Company has given instructions to an Authorized Individual of the Issuing and Paying Agent but that have not yet been settled and to all maturities scheduled to occur on or before the settlement date of such transaction.

(c) Upon receipt of such instructions, the Issuing and Paying Agent shall:

(i)	[reserved];

(ii)	make an entry in the records of the Company maintained by the Issuing and Paying Agent with respect to the applicable Note represented by such Global Security, of the further provisions of such Note set forth in the related Pricing Supplement;

(iii)	authenticate and deliver each Certificated Note to the appropriate Placement Agent against receipt therefor, which delivery may be made before actual receipt of payment for the Notes, as provided in Section 5 hereof;

(iv)	retain one copy of each Certificated Note for its records and send to the Company and the appropriate Placement Agent a copy of each such Note; and

(v)	with respect to each Global Security (including any Temporary Global Security), comply with the Procedures and with the Letter of Representations, as supplemented by the Bring-Down Letter of Representations, both of which are attached hereto as Exhibit C (the “Letter of Representations”) and the Certificate Agreement attached hereto as Exhibit D (the “Certificate Agreement”).

(d) Instructions regarding the completion of a Note must be received by an Authorized Individual of the Issuing and Paying Agent not later than 3:00 P.M., New York City time, on the trade date with respect to the Note.

(e) Copies of Certificated Notes to be sent by the Issuing and Paying Agent to the Company shall be sent by first class mail no later than 5:00 P.M., New York City time, on the first Business Day after the settlement date.

(f) In the event a Placement Agent returns a Certificated Note to the Issuing and Paying Agent (at The Bank of New York Mellon, c/o The Bank of New York Mellon Trust Company, N.A., 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Unit) because the purchaser either fails to accept delivery of or to make payment for the Certificated Note, the Issuing and Paying Agent, upon receipt of the Certificated Note, will immediately advise the Company, cancel such Certificated Note and remit it (or a certificate of destruction with respect to such Certificated Note) to the Company, make appropriate entries in its records to reflect the fact that the Certificated Note was never issued, and notify the Company in writing of such action. The Issuing and Paying Agent shall follow the Procedures (Part II: “Failure to Settle”) with respect to failures of settlement and cancellations of Global Securities.

(g) Unless otherwise specified in the Global Security or the Certificated Note, as the case may be, and the related Pricing Supplement, “Business Day” shall mean any day, other than a Saturday or Sunday, that is not a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or London, England; provided, however, that, with respect to non-US Dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal Financial Center, as defined below, of the country issuing the specified currency or, if the specified currency is Euro, the day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (“TARGET”) System is open.

Unless otherwise specified in the Global Security or the Certificated Note, as the case may be, and the related Pricing Supplement, “Principal Financial Center” shall mean the capital city of the country issuing the specified currency, except with respect to US Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

SECTION 5. Delivery of the Certificated Notes to Placement Agents.

The Issuing and Paying Agent will deliver Certificated Notes to the appropriate Placement Agent on the related settlement date prior to 2:15 P.M., New York City time, against receipt therefor, whether or not the Issuing and Paying Agent has actually received payment for such Notes; provided, however, the Issuing and Paying Agent will not deliver a Certificated Note to a Placement Agent prior to the settlement date with respect to that Certificated Note. The risk of nonreceipt of payment shall be the Company’s, and the Issuing and Paying Agent shall have no responsibility or liability therefor.

SECTION 6. Payment of Interest.

Subject to the receipt of funds pursuant to Section 10 hereof, the Issuing and Paying Agent shall pay interest due on each Note from time to time in accordance with, and in the manner provided in, the Pricing Supplement related to such Note, and the Procedures and the instructions received with respect to such Note pursuant to Section 4(a). However, interest payable on any date interest is due on a Note may be subject to the imposition of U.S. withholding taxes until receipt by the U.S. Withholding Agent if any of the Noteholder Tax Identification Information and Noteholder FATCA Information, as applicable. Payments of interest on Certificated Notes, other than interest payable with respect to the principal amount due on the maturity date, or any redemption date provided therein, or upon a repayment at the option of the holder (each such event referred to hereinafter as a “Maturity Date”), will be made by check mailed to the registered holder at the address shown in the Note Register (as defined in Section 13(a) below) or at such other place as such holder shall designate in writing to the Issuing and Paying Agent on or prior to the Regular Record Date. Notwithstanding the foregoing, a registered holder of not less than US $10,000,000 aggregate principal amount of Certificated Notes that are denominated and pay interest in US Dollars and have the same Interest Payment Date may, by written notice to the Issuing and Paying Agent on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all such Notes held by such holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Issuing and Paying Agent as aforesaid, made by wire transfer of immediately available funds to an account at a bank in the United States (or other bank consented to by the Company and the Issuing and Paying Agent) as the holder of such Certificated Notes shall have designated, provided that such bank has appropriate facilities therefor. All interest payments with respect to any Global Security shall be payable to DTC or its nominee, as the case may be, as the sole registered owner and the sole registered holder of the Global Security in accordance with DTC regulations and procedures as set forth in the Letter of Representations and the Certificate Agreement. Anything to the contrary contained herein notwithstanding, the Issuing and Paying Agent shall have no obligation to pay the interest due on any Note with its own funds.

SECTION 7. Payment of Principal.

At a Maturity Date and upon surrender of any Certificated Note to the Issuing and Paying Agent, located at The Bank of New York Mellon, c/o The Bank of New York Mellon Trust Company, N.A., 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Unit, or such other office or agency of which the Company and the Registered Owners receive written notice from the Issuing and Paying Agent, the Issuing and Paying Agent shall pay on the Maturity Date or, if later, the day on which the Note is surrendered to it (unless the Note is surrendered to the Issuing and Paying Agent after 3:00 P.M., New York City time on any Business Day, in which case on the following Business Day), subject to confirmation of receipt of funds as provided in Section 10 hereof, the principal amount of the Note (including premium, if any) and accrued interest due at such Maturity Date either (i) by wire transfer of immediately available funds to such account at a bank in the United States (or other bank consented to by the

Company and the Issuing and Paying Agent) as the Registered Owner of such Note shall have designated by written instructions not less than 15 days prior to such Maturity Date, provided that such bank has appropriate facilities therefor, or (ii) by check payable to the order of the Registered Owner of the Note or its properly designated assignee or custodian. The Issuing and Paying Agent will cancel any such Certificated Note presented at a Maturity Date and remit it (or a certificate of destruction with respect to such Certificated Note or Global Security) directly to the Company. The Issuing and Paying Agent shall pay the principal amount (including premium, if any) of a Note represented by a Global Security due on the Maturity Date of such Note, together with accrued interest due at such Maturity Date, in accordance with the terms of such Global Security or related Pricing Supplement to DTC or its nominee, as the case may be, as the sole registered owner and the sole registered holder of such Global Security. To the extent required by law, the Issuing and Paying Agent will withhold taxes, if any, on principal (including premium, if any) and interest to the extent that it has been instructed by the Company that any taxes should be withheld, and the amounts to be withheld, in accordance with then existing Code provisions, United States Treasury Regulations and related administrative guidance. Anything to the contrary contained herein notwithstanding, the Issuing and Paying Agent shall have no obligation to pay with its own funds interest or principal (including premium, if any) due on a Note on or after a Maturity Date.

SECTION 8. Designation of Accounts to Receive Payment.

A bank account may be designated to the Issuing and Paying Agent to receive payments of interest and principal (including premium, if any) to Registered Owners under Sections 6 and 7 hereof (subject to the restrictions set forth in Sections 6 and 7 hereof) either (i) by an Authorized Representative included in Group II of Exhibit A hereto in the authentication instructions given by it to the Issuing and Paying Agent under Section 4(a) hereof in respect of a particular purchase of Certificated Notes, or (ii) in the event that the authentication instructions make no designation, or that the Registered Owner wishes to change a designation previously made, by written notice from the Registered Owner to the Issuing and Paying Agent. Such written notice must be provided to the Issuing and Paying Agent not later than 15 days prior to any record date (or, if applicable, Maturity Date).

SECTION 9. Information Regarding Amounts Due.

The Company will cause the Calculation Agent to notify the Issuing and Paying Agent of the interest rate and the amount of interest due on each outstanding series or tranche of Notes bearing interest at a Floating Rate in accordance with the Calculation Agreement, and the Issuing and Paying Agent shall determine the amount of interest due on each outstanding Note bearing interest Fixed Rate as set forth herein and in such Note no later than 15 days before each Interest Payment Date. On or as soon as possible after each Regular Record Date (as defined in the Note and the Procedures), the Issuing and Paying Agent shall notify the Company of the total amount of interest due on the following Interest Payment Date. The Company will cause the Calculation Agent to notify the Issuing and Paying Agent by the fifteenth day of each month of the amount of accrued interest to be paid on Notes bearing interest Floating Rate in the next succeeding month; provided that in the case of Notes bearing interest Floating Rate for which the Interest Reset Period is daily or weekly, the Company will cause the Calculation Agent to so notify the Issuing and Paying Agent of such amount of accrued interest to be paid as soon as possible. The

Issuing and Paying Agent will advise the Company by the fifteenth day of each month of the principal of (including premium, if any) and accrued interest to be paid on the Notes maturing in the next succeeding month; provided that in the case of Notes bearing interest Floating Rate for which the Interest Reset Period is daily or weekly, the Issuing and Paying Agent will so notify the Company of such amounts as soon as possible.

SECTION 10. Deposit of Funds.

The Company shall, on or prior to 12:00 P.M., New York City time, on each Interest Payment Date, pay to the Issuing and Paying Agent an amount in federal funds sufficient to pay all interest due on Notes on such Interest Payment Date and shall, on or prior to 12:00 P.M., New York City time, on a Maturity Date of any Note, pay to the Issuing and Paying Agent an amount in federal funds sufficient to pay the principal (including premium, if any) of and accrued interest on any such Note due on such Maturity Date.

SECTION 11. [Reserved].

SECTION 12. Optional Redemption by the Company; Repayment at Option of Noteholder.

(a) In the event that the terms of any Note or Notes permit the Company to redeem such Note or Notes at its option and the Company elects to redeem such Note or Notes, in whole or in part, an Authorized Representative shall give written notice to the Issuing and Paying Agent of the principal amount to be redeemed, the redemption date and redemption price of the Note or Notes to be so redeemed not less than 60 days nor more than 90 days prior to the date fixed by the Company for redemption, unless shorter notice shall be acceptable to the Issuing and Paying Agent (but in no event less than five Business Days prior to the date on which notice of such redemption is to be given by the Issuing and Paying Agent pursuant to the following sentence, unless otherwise agreed to by the Issuing and Paying Agent). The Issuing and Paying Agent shall cause notice of redemption to be given by first-class mail (with respect to Certificated Notes) or in accordance with DTC and/or Clearstream or Euroclear’s procedures then in effect (with respect to Global Securities) not less than 30 days nor more than 60 days prior to the date of redemption, in the name and at the expense of the Company, to the registered holders of the Notes to be redeemed. Whenever less than all the Notes at any time outstanding are to be redeemed, the Notes to be so redeemed shall be selected by the Company (subject to the provisions of the following sentence), and the Company shall notify the Issuing and Paying Agent in writing of the Notes to be redeemed. If less than all of the Notes of identical terms at any time outstanding are to be redeemed, the Notes to be so redeemed shall be selected by the Issuing and Paying Agent by lot or in any usual manner approved by it. Any Note redeemed in part shall be in increments of US $1,000 and the unredeemed principal amount thereof must be an authorized denomination.

(b) [Reserved].

(c) In the event that any Certificated Note is surrendered to the Issuing and Paying Agent for repayment at the option of the registered holder or the holder of a Note represented by a Global Security elects early repayment, the Issuing and Paying Agent shall immediately notify the Company by telephone, promptly confirmed in writing. The Issuing and Paying Agent shall verify that such Note in fact is subject to repayment at the option of the holder or the holder of a Note represented by a Global Security and, if so, shall determine whether the form entitled “Option to Elect Repayment” has been duly completed. If such Note is not subject to repayment at the option of the holder or the holder of a Note represented by a Global Security or if such form has not been duly completed, the Issuing and Paying Agent will immediately notify the Company and will use its best efforts to notify immediately the registered holder of such fact, in each case by telephone, promptly confirmed in writing or in the case of a Note represented by a Global Security on PINS (or the electronic database of any replacement clearing and settlement system) upon instruction from the Issuing and Paying Agent, in each case not less than 30 nor more than 60 days prior to the date fixed for redemption. In the event that any Note is surrendered for repayment in part, such part must be in increments of US $1,000 and the unrepaid principal amount thereof must be an authorized denomination.

(d) In the event of redemption or repayment of a Note in part only, the Company shall issue a new Note for the unredeemed or unrepaid portion thereof in the name of the registered holder thereof; provided that such unredeemed or unrepaid portion shall be in an authorized denomination.

SECTION 13. Registration; Transfer; Exchange and Exchange of a Temporary Global Security for a Permanent Global Security.

(a) The Issuing and Paying Agent shall maintain a register in which it shall register the names, addresses and taxpayer identification numbers of the holders of the Notes as well as the serial numbers, denominations, aggregate principal amounts, dates of issuance and dates of maturity of the Notes and shall register the transfer of Notes (the “Note Register”).

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) A Global Security representing Notes shall not be exchanged for one or more Certificated Notes unless and until (i) DTC notifies the Company and the Issuing and Paying Agent that it is unwilling or unable to continue as depository for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Securities and Exchange Act of 1934, as amended, and, in either case, a successor depository is not appointed by the Company; (ii) the Company determines, in its sole discretion, that such Global Security shall be exchangeable for Certificated Notes (such determination to be notified to the Issuing and Paying Agent hereunder no less than 90 days in advance of the date on which such exchange is to be effected or such shorter period as is consented to by the Issuing and Paying Agent); or (iii) there shall have occurred and be continuing an Event of Default (as defined in the Global Security) with respect to the Notes represented by such Global Security. Upon the occurrence in respect of a Global Security representing Book-Entry Notes of any one or more of the conditions specified in the foregoing clauses (i) through (iii), such Global Security may be exchanged, in whole or in part, for Certificated Notes in authorized denominations registered in the name or names of such persons or entities as DTC shall direct. A number of Certificated Notes sufficient to effect the exchange shall have been executed by the Company and shall have been deposited with the Issuing and Paying Agent not later than the date of the exchange with respect to such Global Security, and the Company shall be deemed to have irrevocably instructed the Issuing and Paying Agent to complete, authenticate and deliver such Certificated Notes as and when necessary to effect any such exchange. The Issuing and Paying Agent will hold all such Certificated Notes in safekeeping in accordance with its customary practice and shall issue such Certificated Notes in the order of the serial numbers imprinted thereon.

(g) Prior to the payment of interest or principal with respect to a holder’s beneficial interest in the related Temporary Global Security and any exchange of such beneficial interest for a beneficial interest in a Permanent Global Security, such holder of a beneficial interest in a Temporary Global Security must provide Euroclear or Clearstream, as the case may be, with a certificate in the form of Annex A attached to Exhibit E hereto, certifying that the beneficial owner of the interest in such Note is a non-U.S. Person (as defined in Regulation S under the Act), and Euroclear or Clearstream, as the case may be, must provide to the Note Registrar a certificate in the form of Exhibit E hereto (a “Clearing System Certificate”).

(h) (i) Beneficial interests in the Notes represented by the Permanent Global Security (which shall be in the form of a Temporary Global Security on or prior to the Exchange Date) may be transferred to a person who takes delivery in the form of a Note represented by a Rule 144A Global Note only upon receipt by the Issuing and Paying Agent of a written certification from the holder desiring to effect such transfer (substantially in the form of Exhibit F hereto) and in the case of a transfer in reliance on Rule 144A, a written certification from such holder’s prospective transferee (substantially in the form of Exhibit G hereto) (which in the case of the Notes, such holder and such holder’s prospective transferee will be deemed to have represented) to the effect that, among other things, the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A.

(ii) Beneficial interests in the Rule 144A Global Notes may be transferred to a person who takes delivery in the form an interest in a Note represented by a Permanent Global Security (which shall be in the form of a Temporary Global Security on or prior to the Exchange Date), or to a person who takes delivery in the form of a Rule 144A Global Note and (1) in the case of a transfer in reliance on Regulation S, a written certification from the transferee (substantially in the form of Exhibit H hereto) to the effect that the transfer is being made to a non-U.S. Person in accordance with Regulation S under the Securities Act or (2) in the case of a transfer in reliance on Rule 144A, a written certification from the transferee (substantially in the form of Exhibit G hereto) (which in the case of the Notes, such holder and such holder’s prospective transferee will be deemed to have represented) to the effect that, among other things, the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A.

(i) Resales or other transfers of Notes by Qualified Institutional Buyers (and subsequent transferees, directly or indirectly, of such Notes) to other Qualified Institutional Buyers will be conducted according to DTC rules, regulations and procedures applicable to United States corporate debt obligations. Subject to and in compliance with this Section 13, the Issuing and Paying Agent shall cause the transferor’s interest in the Global Security to be reduced in an amount equal to the aggregate principal amount to be registered in the name of the transferee or its nominee.

(j) Unless and until a Note represented by a Global Security is exchanged in whole or in part for Certificated Notes in accordance with paragraph (f) of this Section 13, and except for transfers of Notes represented by a Global Security permitted under paragraph (g), (h) and (i) of this Section 13, Notes represented by a Global Security may not be exchanged or transferred, except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository approved by the Company.

(k) The Company and the Issuing and Paying Agent agree to cooperate to adopt amendments or supplements to this Agreement and the Procedures from time to time (i) to modify the restrictions and procedures for resales and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof or in practices relating to the resale or transfer of restricted securities generally), or (ii) to accommodate the issuance of Notes in book-entry form and matters related thereto in addition to the procedures already provided herein with respect to the issuance of Notes in book-entry form to Qualified Institutional Buyers; provided that, if adopted, any such amendment or supplement that relates to the issuance of Notes in book-entry form shall not become effective until 45 days after the date that the Issuing and Paying Agent was first given written notice of such amendment or supplement unless the Issuing and Paying Agent agrees to shorten such 45-day period.

(l) At any time at least one year after the original issue date of a Note, upon the consent of the Company and subject to the Company’s right to require an opinion of counsel to the effect that such restrictions are no longer required under the Act, a holder of such a Note may request in writing to the Company that the restrictions be removed and the Issuing and Paying Agent shall, upon receipt of evidence of the Company’s consent, issue in exchange for such Note one or more unlegended Notes of the same series of any authorized denomination, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

(m) The Issuing and Paying Agent shall have no obligation to monitor, determine or inquire as to compliance with any restrictions on transfer of the Notes that may be imposed under this Agreement or the terms of any Note or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among any depositary, or its nominee, as a holder of a Global Security, any participants in such depositary or holders of beneficial interests in any Global Security) other than to provide notice thereof to the Company (and, in the case of Certificated Notes, to obtain the Company’s approval in connection therewith) and to require delivery of such certificates and other documentation or evidence as expressly required by the terms of this Agreement or the terms of such Note, and to examine any 13 such certificates, other documentation or evidence to determine substantial compliance as to form with such requirements.

SECTION 14. Persons Deemed Owners.

(a) Prior to due presentment of a Note for registration of transfer, the Company, the Issuing and Paying Agent and any agent of the Company or the Issuing and Paying Agent may treat the person in whose name such Note is registered (which, in the case of a Global Security, shall be DTC or its nominee, or successor depository or its nominee) as the owner of such Note for the purpose of receiving payment of principal (including premium, if any) and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Issuing and Paying Agent nor any agent of the Company or the Issuing and Paying Agent shall be affected by notice to the contrary.

(b) Without limiting the provisions of Section 14(a) above, participants (collectively, “Participants”) in DTC shall have no rights under this Agreement with respect to any Global Security held on their behalf by or on behalf of DTC, and DTC or its nominee, as the case may be, may be treated by the Company, the Issuing and Paying Agent and any agent of the Company or the Issuing and Paying Agent as the holder of such Global Security for all purposes whatsoever. The Company and the Issuing and Paying Agent shall be entitled to deal with any depositary, and any nominee thereof, that is the holder of a Global Security for all purposes of this Agreement relating to such Global Security (including the payment of principal (including premium, if any) and interest and the giving of instructions or directions by or to the holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof with respect to such Global Security. Neither the Company nor the Issuing and Paying Agent shall have any responsibility or liability for any acts or omissions of any such depositary with respect to any Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any Global Security, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder of a beneficial interest in any Global Security or for any transfers of beneficial interests in any Global Security.

SECTION 15. Mutilated, Lost, Stolen or Destroyed Notes.

In case any Certificated Note shall become mutilated or destroyed, lost or stolen, and upon the satisfaction by the applicant of the requirements of this Section 15 for a substituted Note, the Company shall execute, and upon its request the Issuing and Paying Agent shall authenticate and deliver, a new Certificated Note having identical terms and provisions and having a number not contemporaneously outstanding, in exchange and substitution for the mutilated Certificated Note or in lieu of any substitution for the Certificated Note destroyed, lost or stolen. In the case of loss, theft or destruction, the applicant for a substituted Certificated Note shall furnish to the Company and to the Issuing and Paying Agent such security or indemnity as may be required by them to save each of them harmless. Such applicant shall also furnish to the Company and to the Issuing and Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Certificated Note and of the ownership thereof. In the case of mutilation, the applicant for a substituted Certificated Note shall surrender such mutilated Certificated Note to the Company or to the Issuing and Paying Agent for cancellation thereof. The Issuing and Paying Agent may authenticate any such substituted Certificated Note and deliver the same upon the written request or authorization of any Authorized Representative included in Group III of

Exhibit A hereto. Upon the issuance of any substituted Certificated Note, the Company may require the payment of a sum sufficient to cover any expense connected therewith. In case any Certificated Note that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Certificated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Certificated Note) if the applicant for such payment shall furnish the Company and the Issuing and Paying Agent with such security or indemnity as may be required by them to save each of them harmless, and, in the case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Certificated Note and of the ownership thereof. All applications under this Section 15 shall be processed by the Issuing and Paying Agent.

SECTION 16. Return of Unclaimed Funds.

(a) Any money deposited with the Issuing and Paying Agent for the payment of principal, premium, if any, or interest on the Notes and remaining unclaimed for two years after the date upon which the last payment of principal, premium, if any, and interest on any Note to which such deposit relates shall have become due and payable, shall be repaid to the Company by the Issuing and Paying Agent on demand, and the holder of any Note to which such deposit related entitled to receive payment shall thereafter look only to the Company for the payment thereof and all liability of the Issuing and Paying Agent with respect to such money shall thereupon cease.

(b) In the absence of a written request from the Company to return unclaimed funds to the Company, the Issuing and Paying Agent shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Issuing and Paying Agent in its sole discretion, in accordance with the customary practices and procedures of the Issuing and Paying Agent. Any unclaimed funds held by the Issuing and Paying Agent pursuant to this Section 16(b) shall be held uninvested and without any liability for interest.

SECTION 17. Resignation or Removal of Issuing and Paying Agent.

(a) The Issuing and Paying Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 90 days after receipt of such notice by the Company unless the Company and the Issuing and Paying Agent otherwise agree in writing.

(b) The Issuing and Paying Agent may be removed at any time upon 15 days’ notice by delivery to it of an instrument in writing signed on behalf of the Company and specifying the date when such removal is intended to become effective.

(c) No such resignation or removal shall become effective prior to the date of the appointment by the Company (or by a court as provided below) of a successor Issuing and Paying Agent and the acceptance of such appointment by such successor Issuing and Paying Agent as provided below. Upon receipt of notice of resignation from the Issuing and Paying Agent, the Company shall use its best efforts to appoint, and upon notice of removal given to the Issuing and Paying Agent, the Company shall appoint, in each case as promptly as practicable, a successor Issuing and Paying Agent as contemplated hereby. If no successor shall have been so appointed within 90 days after notice is given as provided above, the resigning or removed Issuing and Paying Agent may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Issuing and Paying Agent. Any successor Issuing and Paying Agent so appointed by such court shall, upon notice from the Company, immediately and (except as provided in the Section 17(d) below) without further act be superseded by any successor Issuing and Paying Agent appointed by the Company as above provided. The Company shall cause notice of the appointment of any such successor Issuing and Paying Agent to be given promptly to the registered holders of the Notes and to the Calculation Agent.

(d) Any successor Issuing and Paying Agent appointed following resignation or removal of a predecessor Issuing and Paying Agent as provided above shall execute and deliver to the predecessor Issuing and Paying Agent and the Company an instrument accepting such appointment and agreeing to be bound by the terms and provisions of, and to serve as Issuing and Paying Agent as provided in, this Agreement. Thereupon, such successor Issuing and Paying Agent shall, without any further act, deed or conveyance, become vested with all of the authority, rights, powers, trusts, immunities, duties and obligations of the Issuing and Paying Agent and with like effect as if originally named as Issuing and Paying Agent hereunder, and the predecessor Issuing and Paying Agent shall thereupon be obligated to transfer and deliver to such successor Issuing and Paying Agent all relevant records or copies thereof maintained by the predecessor Issuing and Paying Agent in connection with the performance of its obligations hereunder.

SECTION 18. Reliance on Instructions.

(a) The Issuing and Paying Agent shall incur no liability to the Company in acting hereunder upon instructions, certificates, notices, Notes and other documents contemplated hereby that the Issuing and Paying Agent believed in good faith to have been properly given and/or executed. In the event that the instructions as originally received by the Issuing and Paying Agent are inconsistent with any subsequent written confirmation thereof, such original instructions will be deemed controlling, provided the Issuing and Paying Agent gives notice to the Company (by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods or by telephone promptly confirmed in writing) of such inconsistency promptly upon receipt of such written confirmation.

(b) The Issuing and Paying Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Issuing and Paying Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Issuing and Paying Agent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods instructions, and the Issuing and Paying Agent in its discretion elects to act upon such instructions, the Issuing and Paying Agent’s understanding of such instructions shall be deemed controlling, provided the Calculation Agent gives notice to the Company (by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods or by telephone promptly confirmed in writing) of such inconsistency promptly upon receipt of such written confirmation. Solely with respect to this subsection 18(c), the Issuing and Paying Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Issuing and Paying Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Issuing and Paying Agent, including without limitation the risk of the Issuing and Paying Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 19. Cancellation of Unissued Notes.

Promptly upon the written request of the Company, the Issuing and Paying Agent shall cancel all unissued Global Securities and Certificated Notes in its possession (including, without limitation, any Global Securities and Certificated Notes in its possession on or prior to the date hereof) and remit the cancelled Global Securities or Certificated Notes (or a certificate of destruction with respect to such Certificated Notes) to the Company; provided, however, that the Issuing and Paying Agent shall not cancel or return to the Company unissued Certificated Notes for which any outstanding Global Security may be exchanged in full unless the Company provides the Issuing and Paying Agent with a sufficient quantity of Certificated Notes in respect thereof for which such Global Security may be exchanged in full.

SECTION 20. Representations and Warranties of the Company.

(a) Each instruction given to the Issuing and Paying Agent in accordance with Section 4 hereof shall constitute a representation and warranty to the Issuing and Paying Agent by the Company that the issuance and delivery of the related Notes have been duly and validly authorized by the Company and, when completed, countersigned and delivered pursuant hereto, such Notes will constitute the valid and legally binding obligations of the Company.

(b) The Company represents and warrants to the Issuing and Paying Agent as of the date hereof that this Agreement has been duly authorized by the Company; upon execution and delivery by the Company and the Issuing and Paying Agent, this Agreement will be a valid and binding obligation of the Company; the execution and delivery of this Agreement will not conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party that would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or result in any violation of the provisions of any law that would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will it adversely affect the rights of the holders of the Notes outstanding on the date hereof.

SECTION 21. Fees.

For its services under this Agreement, the Issuing and Paying Agent shall be entitled to reasonable compensation and reimbursement of out-of-pocket expenses (including, but not limited to, reasonable fees and expenses of counsel) as shall be mutually agreed upon between the Issuing and Paying Agent and the Company from time to time.

SECTION 22. Notices.

(a) All communications by or on behalf of the Company relating to the issuance, completion, delivery or payment of the Notes (including any Pricing Supplement) are to be marked “urgent” and directed to the Issuing and Paying Agent by facsimile or by mail at the following address: The Bank of New York Mellon, c/o The Bank of New York Mellon Trust Company, N.A., 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Unit (or such other department or division as the Issuing and Paying Agent shall specify in writing to the Company). The Company will send all Notes to be completed and delivered by the Issuing and Paying Agent to: The Bank of New York Mellon c/o The Bank of New York Mellon Trust Company, N.A., 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Unit (or such other department or division as the Issuing and Paying Agent shall specify in writing to the Company). The Issuing and Paying Agent will advise the Company from time to time of the individuals generally responsible for the administration of this Agreement.

(b) All notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing, either delivered by hand, by mail, by overnight courier or by facsimile transmission or electronic mail and any such notice shall be effective (i) when actually given in person, if by hand, (ii) when transmitted, upon receipt at the appropriate below designated telephone number of a legible facsimile transmission, if given by facsimile, (iii) on the first business day after delivery when delivered by overnight courier, or (iv) upon receipt when delivered by United States mail, postage prepaid, at the address specified below.

If to the Company:

American Honda Finance Corporation

20800 Madrona Avenue

Torrance, California 90503

Attention: Treasury Manager

Telephone No: (310) 972-2500

Facsimile No: (310) 972-2482

If to the Issuing and Paying Agent:

The Bank Of New York Mellon

c/o The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 400

Los Angeles, CA 90071

Attention: Corporate Unit

Telephone No: (213) 630-6489

Facsimile No: (213) 630-6298

Facsimile No: (724) 540-6441

Email: alex.briffett@bnymellon.com

            mmi-ois@bnymellon.com

(c) Notwithstanding the provisions set forth in clause (b) above, in the case of Notes represented by a Global Security that settles through the DTC settlement system (or through a replacement clearing and settlement system for the Notes), a posting of a notice by the Issuing and Paying Agent and/or DTC of a notice on DTC’s electronic database “PINS” (or the electronic database of such replacement clearing and settlement system) within any applicable time period shall be deemed a valid giving of notice to the registered holders of the Notes in respect of which beneficial interests, and transfers thereof, are at the time shown on the records of DTC, in lieu of any other notice procedure required under the terms hereof.

SECTION 23. Materials Furnished by the Issuing and Paying Agent.

Upon the reasonable request of the Company or the Placement Agents, as the case may be, given at any time and from time to time, the Issuing and Paying Agent shall promptly provide (i) the Company or the Placement Agents with information with respect to Notes issued hereunder to the extent such information was received or created by the Issuing and Paying Agent in its capacity as Issuing and Paying Agent hereunder and such information is reasonably available and (ii) the Company or the Placement Agents with the specimen signatures of the Issuing and Paying Agent’s officers, employees or agents who have been duly authorized by the Issuing and Paying Agent or any of its affiliates to give and receive notices and instructions hereunder (the “Authorized Individuals”) and to give receipt for, complete and authenticate Notes (the “Authenticating Representatives”). The names, titles and specimen signatures of the Authorized Individuals and Authenticating Representatives are set forth on Exhibit B. Each time Exhibit B is modified by the Issuing and Paying Agent, the Issuing and Paying Agent shall provide the Company (or the Placement Agents, upon request of the Company or the Placement Agents), with a copy of Exhibit B as modified. The Issuing and Paying Agent shall provide to any holders of a Note or any prospective purchasers of a Note upon the request of such holders transferees or prospective purchasers the most recent information regarding the Company prepared by the Company pursuant to Rule 144A(d)(4) under the Act and supplied by the Company to the Issuing and Paying Agent.

SECTION 24. Concerning the Issuing and Paying Agent.

(a) Whenever in the administration of this Agreement the Issuing and Paying Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Issuing and Paying Agent (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon the certificate of an Authorized Representative of the Company included in Group III to Exhibit A hereto. The Issuing and Paying Agent may consult with counsel satisfactory to it and, as to any matter of law, the advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted by the Issuing and Paying Agent hereunder in good faith and in accordance with such advice or opinion. The Issuing and Paying Agent shall have no fiduciary duties or obligations hereunder except those created by operation of law. The Issuing and Paying Agent, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Issuing and Paying Agent. Money and securities held by the Issuing and Paying Agent hereunder need not be segregated from other money or securities except as required by law. Any corporation into which the Issuing and Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Issuing and Paying Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Issuing and Paying Agent, shall be the successor Issuing and Paying Agent hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto. The Issuing and Paying Agent shall not be required to advance or risk its own funds in the performance of its rights or duties hereunder.

(b) In no event shall the Issuing and Paying Agent be liable for any failure or delay in the performance of its obligations under this Agreement because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riots, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like that restrict or prohibit the providing of the services contemplated by this Agreement, or the failure of equipment or interruption of communication or computer facilities (if the Issuing and Paying Agent has taken reasonable actions to avoid such failures or interruptions) and other causes beyond the Issuing and Paying Agent’s control whether or not of the same class or kind as specifically named above.

(c) The Issuing and Paying Agent may execute any of its powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys and the Issuing and Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(d) The Issuing and Paying Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

SECTION 25. Liability.

(a) Neither the Issuing and Paying Agent nor its officers or employees shall be liable to the Company for any act or omission hereunder except in the case of negligence or willful misconduct. The duties and obligations of the Issuing and Paying Agent, its officers and employees shall be determined by the express provisions of this Agreement and they shall not be liable except for negligent performance of such duties and obligations as are specifically set forth herein or willful misconduct and no implied covenants shall be read into this Agreement against them. Neither the Issuing and Paying Agent nor its officers shall be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Agreement) is in compliance with any other agreement to which the Company is a party (whether or not the Issuing and Paying Agent is also a party to such other agreement).

(b) Anything in this Agreement notwithstanding, in no event shall the Issuing and Paying Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Issuing and Paying Agent has been advised as to the likelihood of such loss or damage and regardless of the form of action.

SECTION 26. Indemnification.

The Company agrees to indemnify, defend and hold harmless the Issuing and Paying Agent, its directors, officers, employees and agents (collectively, “Indemnitees”) from and against all liabilities, claims, losses, damages, penalties, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by or asserted or assessed against any indemnitee arising in respect of this Agreement, except in respect of any indemnitee for any such liability, claim, loss, damage, penalty, cost or expense resulting from the negligence or willful misconduct of such indemnitee; provided that: (i) with respect to any such claim, the Issuing and Paying Agent shall have given the Company written notice thereof promptly after the Issuing and Paying Agent shall have knowledge thereof, but failure by the Issuing and Paying Agent to give such notice shall not affect the Issuing and Paying Agent’s right or the Company’s obligation to indemnity hereunder; (ii) while maintaining absolute control over its own defense, the Issuing and Paying Agent shall cooperate and consult with the Company in preparing such defense; and (iii) notwithstanding anything to the contrary in this Section 26, the Company shall not be liable for settlement of any such claim any indemnitee entered into without the prior consent of the Company, which consent shall not be unreasonably withheld. The indemnities referred to in this Section 26 shall survive payment in full of the Notes, termination of this Agreement and, as to any Issuing and Paying Agent, its resignation or removal pursuant to Section 17 hereof.

SECTION 27. Benefit of Agreement.

This Agreement is solely for the benefit of the parties hereto and their successors and assigns and no other person shall acquire or have any rights under or by virtue hereof.

SECTION 28. Amendment.

This Agreement may be amended by any instrument in writing signed by all of the parties hereto so long as such amendment does not (i) materially adversely affect the rights of the holders of the Notes then outstanding (with respect to Notes issued on or after the date hereof) or (ii) adversely affect the rights of the holders of the Notes then outstanding (with respect to Notes issued prior to the date hereof).

Further, this Agreement may be amended in writing by the Company, but without the consent of the Issuing and Paying Agent (i) to take any action necessary or helpful to prevent the Notes from becoming subject to any withholding or other taxes or assessments, and (ii) to allow the Company to comply with U.S. withholding tax laws, including but not limited to FATCA, or any rules or regulations promulgated thereunder (including imposing withholding taxes upon holders or beneficial owners of Notes who fail to deliver the Noteholder FATCA Information and the Noteholder Tax Identification Information) to the U.S. Withholding Agent; provided, however, that no such amendment shall, without the consent of the Issuing and Paying Agent, affect the Issuing and Paying Agent’s rights, duties or immunities under this Agreement or otherwise.

SECTION 29. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such State (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction.

SECTION 30. Certain Terms Relating to a Global Security.

For the avoidance of doubt, in all instances where this Agreement provides for the completion of a Global Security, completion will be deemed to occur in respect of a Note to be incorporated into a Global Security upon receipt of instructions from an Authorized Representative of the Company to an Authorized Individual of the Issuing and Paying Agent and the Issuing and Paying Agent makes an entry in the records of the Company maintained by the Issuing and Paying Agent, with respect to the issuance of a Note.

SECTION 31. Responsibility of the Issuing and Paying Agent with respect to a Global Security.

In addition to all other duties of the Issuing and Paying Agent in connection with the issuance of Notes hereunder, the Issuing an Paying Agent shall be required to maintain each of the Pricing Supplements and other documents from which the terms of the Notes of a series or tranche are incorporated by reference into a Global Security or relate to a Certificated Note and comply with the Letter of Representations and the Certificate Agreement.

SECTION 32. Severability.

If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case or in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable, to any extent whatsoever.

SECTION 33. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if signature thereto were upon the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

SECTION 34. Jurisdiction.

Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court, in each case sitting in the Borough of Manhattan, New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Nothing herein shall affect the right of either party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 35. Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers duly authorized thereunto, as of the date and year first above written.

AMERICAN HONDA FINANCE CORPORATION

By:	/s/ Paul C. Honda
	Name:	Paul C. Honda
	Title:	Vice President, Assistant Secretary and Compliance Officer

THE BANK OF NEW YORK MELLON, as Issuing and Paying Agent

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

[Signature page to the Amended and Restated Issuing and Paying Agency Agreement]

EXHIBIT A

Company—Authorized Representatives

[behind this page]

EXHIBIT A

American Honda Finance Corporation PO Box 2295 Torrance, CA 90509-2295	310 972 2288 phone	HONDA Financial Services

August 27, 2012

THE BANK OF NEW YORK MELLON

One Canada Square

London E14 5AL

England

Telephone: +44 20 7964 4288

Telefax: +44 20 7964 2536

Attention: Corporate Trust Administration

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

2-4 rue Eugene Ruppert

Vertigo Building – Polaris

L-2453 Luxembourg

Telephone: +352 3420905630

Telefax: +352 3420906035

Attention: New Issues

THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

Re:	American Honda Finance Corporation and Honda Canada Finance Inc. U.S. $11,000,000,000 Euro Medium Term Note Programme (the “EMTN Programme”) and American Honda Finance Corporation U.S. $25,000,000,000 U.S. Medium Term Note Program (the “USMTN Program”)

Gentlemen:

Reference is hereby made to (i) the Amended and Restated Agency Agreement dated as of August 27, 2012 in connection with the EMTN Programme (the “Agency Agreement”), among American Honda Finance Corporation (“AHFC”), Honda Canada Finance Inc. (“HCFI”, and together with AHFC, the “Issuers”), The Bank of New York Mellon (London) and The Bank of New York Mellon (Luxembourg) S.A. and (ii) the Amended and Restated Issuing and Paying Agency Agreement, dated as of August 27, 2012 in connection with the USMTN Program (the “Issuing and Paying Agency Agreement” between AHFC and The Bank of New York Mellon (New York). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Agency Agreement and Issuing and Paying Agency Agreement, as applicable.

I, K. Endo, hereby certify that I am the duly elected President of AHFC, and further certify that:

A. as of the date hereof, pursuant to the Agency Agreement, the following persons are the Authorized Persons of AHFC, and (i) each such Authorized Person in Group I is a duly elected, qualified and acting officer authorized to execute the Notes; (ii) each such Authorized Person in Group II is duly authorized to give you Instructions with respect to the Notes pursuant to Sections 2, 3, 7 and 10 of the Agency Agreement; and (iii) each such Authorized Person in Group III is a duly elected, qualified and acting officer authorized to give you Instructions with respect to the Notes pursuant to Sections 12 and 13 of the Agency Agreement; and

B. as of the date hereof, pursuant to the Issuing and Paying Agency Agreement, the following persons are the Authorized Representatives of AHFC, and that (i) each such Authorized Representative in Group I is a duly elected, qualified and acting officer of AHFC authorized to execute AHFC’s Medium Term Notes (the “Notes”); (ii) each such Authorized Representative in Group II is duly authorized to give you instructions with respect to the Notes pursuant to Sections 4, 6, 8 and 12(a) of the Issuing and Paying Agency Agreement; and (iii) each such Authorized Representative in Group III is a duly elected, qualified and acting officer of AHFC authorized to give you instructions with respect to the Notes pursuant to Sections 13, 15 and 24 of the Issuing and Paying Agency Agreement.

[remainder of the page left intentionally blank]

Group I

Name	Title	Signature

K. Endo	President	/s/ K. Endo

H. Takarada	Vice President, Treasurer	/s/ H. Takarada

Paul C. Honda	Vice President, Assistant Secretary, Compliance Officer	/s/ Paul C. Honda

Group II

Name	Title	Signature

K. Endo	President	/s/ K. Endo

H. Takarada	Vice President, Treasurer	/s/ H. Takarada

Paul C. Honda	Vice President, Assistant Secretary, Compliance Officer	/s/ Paul C. Honda

Scott C. Davis	Manager, Treasury Department	/s/ Scott C. Davis

Michiko Yamasaki Rey	Assistant Manager, Treasury Department	/s/ Michiko Yamasaki Rey

Ursula Chamberlin	Treasury Analyst	/s/ Ursula Chamberlin

Group III

Name	Title	Signature

K. Endo	President	/s/ K. Endo

H. Takarada	Vice President, Treasurer	/s/ H. Takarada

Paul C. Honda	Vice President, Assistant Secretary, Compliance Officer	/s/ Paul C. Honda

[signature page follows]

Sincerely yours,

AMERICAN HONDA FINANCE CORPORATION, with respect to the USMTN Program and the EMTN Programme

By:	/s/ K. Endo
	Name:	K. Endo
	Title:	President

[Signature Page – USMTN and EMTN AHFC Consolidated Authorized Persons Certificate – EMTN and USMTN Renewals 2012]

EXHIBIT B

The Bank of New York Mellon—Authorized Individuals

[behind this page]

EXHIBIT B

ISSUING AND PAYING AGENT’S AUTHORIZATION LETTER

AMERICAN HONDA FINANCE CORPORATION 20800 Madrona Avenue Torrance, CA 90503	GOLDMAN, SACHS & CO. 200 West Street New York, New York 10282

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED Bank of America Tower One Bryant Park New York, New York 10036	HSB Securities (USA) Inc. 452 Fifth Avenue, Tower 3 New York, New York 10018

BARCLAYS CAPITAL INC. 745 Seventh Avenue New York, New York 10019	J.P. MORGAN SECURITIES LLC 383 Madison Avenue, 3rd Floor New York, New York 10179

BNP PARIBAS SECURITIES CORP. 787 Seventh Avenue New York, New York 10019	MITSUBISHI UFJ SECURITIES (USA), INC. 1633 Broadway, 29th Floor New York, NY 10019

CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, New York 10013	MIZUHO SECURITIES USA INC. 320 Park Avenue New York, NY 10022-6815

CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, New York 10010	RBS SECURITIES INC. 600 Washington Blvd. Stamford, CT 06901

DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005	WELLS FARGO SECURITIES, LLC 301 S. College Street Charlotte, NC 28202

August 27, 2012

RE:	American Honda Finance Corporation

Privately Place U.S. Medium Term Notes

Ladies and Gentlemen:

This is to certify that, until such time as you shall have received from The Bank of New York Mellon, as issuing and paying agent (the “Issuing and Paying Agent”), a subsequent “Issuing and Paying Agent’s Authorization Letter” or an equivalent written notice, (a) each of the persons listed on Schedule A hereto shall be an “Authenticating Representative” and, inter alia, shall be authorized to receive, complete and authenticate if necessary Notes pursuant to the terms of that certain Amended and Restated Issuing and Paying Agency Agreement, dated as of August 27, 2012 (the “Agreement”), between American Honda Finance Corporation and the Issuing and Paying Agent, and (b) each of the persons listed on Schedule B hereto shall be an “Authorized Individual” and, inter alia, shall be authorized to give and receive instructions on behalf of the Issuing and Paying Agent under the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Agreement.

[Remainder of page intentionally blank]

Very truly yours,

THE BANK OF NEW YORK MELLON, as Issuing and Paying Agent

By:	/s/ Laurence J. O’Brien
	Name:	LAURENCE. J. O’BRIEN
	Title:	VICE PRESIDENT

[Signature page to Issuing and Paying Agent’s Authorization Letter]

SCHEDULE A

Authenticating Representatives

Name	Title	Signature

Janet Y. Lee	Vice President	/s/ Janet Y. Lee

Vincent Sicari	Vice President	/s/ Vincent Sicari

Francine J. Kincaid	Vice President	/s/ Francine J. Kincaid

Laurence J. O’Brien	Vice President	/s/ Laurence J. O’Brien

SCHEDULE B

Authorized Individuals

Name	Title	Signature

Janet Y. Lee	Vice President	/s/ Janet Y. Lee

Susana A. Callender	Associate	/s/ Susana A. Callender

Francine J. Kincaid	Vice President	/s/ Francine J. Kincaid

Laurence J. O’Brien	Vice President	/s/ Laurence J. O’Brien

Ma Rose C. Bystrom	Vice President, BNYMTC	/s/ Ma Rose C. Bystrom

Cristina Garchitorena	Senior Associate, BNYMTC	/s/ Cristina Garchitorena

John A. (Alex) Briffett	Senior Associate, BNYMTC	/s/ John A. (Alex) Briffett

Raymond Torres	Senior Associate, BNYMTC	/s/ Raymond Torres

EXHIBIT C

Letter of Representations

(including Bring-Down Letter of Representations)

[behind this page]

EXHIBIT C

Letter of Representations

[To be Completed by Issuer, Issuing Agent, and Paying Agent]

American Honda Finance Corporation

[Name of Issuer]

JPMorgan Chase Bank – (No. 1572)

[Name and DTC Participant Number of Issuing Agent]

JPMorgan Chase Bank – (No. 1572)

[Name and DTC Participant Number of Paying Agent]

September 10, 2004
[Date]

Attention: Underwriting Department

The Depository Trust Company

55 Water Street, 10th Floor

New York, NY 10041-0099

Re:	American Honda Finance Corporation

U.S. $16,000,000,000 Medium Term Notes

Rule 144A and Regulation S
[Description of Note Program, including, as applicable, (a) series designator; (b) rank of indebtedness; and (c) reference to the provision of the Securities Act of 1933, as amended, pursuant to which Note Program is exempt from registration.]

Ladies and Gentlemen:

This letters sets forth our understanding with respect to certain matters relating to the issuance by Issuer from time to time of notes under its note program described above (the “Securities”). Issuing Agent shall act as issuing agent with respect to the Securities. Paying Agent shall not as paying agent or other such agent or Issuer with respect to the Securities. The Securities have been issued pursuant to a prospectus supplement, private placement memorandum, or other such document authorizing the issuance of the Securities, dated as of September 10. 2004.

Paying Agent has entered into a Money Market Instrument Master Note and/or Global Certificates Certificate Agreement, or a Medium-Term Note Certificate Agreement, with The Depository Trust Company (“DTC”) dated as of November 13, 2001, pursuant to which Paying Agent shall act as custodian of a Master Note Certificate and/or Global Certificates evidencing the Securities, when issued. Paying Agent shall amend Exhibit A to such Certificate Agreement to include the note program described above, prior to issuance of the Securities.

To induce DTC to accept the Securities as eligible for deposit at DTC and to act in accordance with its Rules with respect to the Securities, Issuer, Issuing Agent, and Paying Agent make the following representations to DTC:

1. All or certain issues of the Securities shall be evidenced by one Master Note Certificate, or by one or more Global Certificates for each issue, in registered form registered in the name of DTC’s nominee, Cede & Co., and such Certificate or Certificates shall represent 100% of the principal amount of the Securities issued through DTC. The Master Note Certificate, if any, shall include the substance of all material provisions set forth in the appropriate DTC model Master Note for the note program described above, a copy of which previously has been furnished to Issuing Agent and Paying Agent, and may include additional provisions as long as they do not conflict with the material provisions set forth in the DTC model. If the principal amount of an issue of the Securities to be evidenced by one or more Global Certificates, if any, exceeds $400 million, our Global Certificate shall be issued with respect to each $400 million of principal amount and an additional Global Certificate shall be issued with respect to any remaining principal amount. Paying Agent shall cause each Global Certificate to be stamped with the following legend:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL insomuch as the registered owner hereof, Cede & Co., has an interest herein.

2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its participants (“Participants”) or to any person having an interest in the Securities any information contained in the Master Note Certificates, if any, or the Global Certificates, if any; and (b) acknowledges that neither DTC’s Participants nor any person having any interest in the Securities shall be deemed to have notice of the provisions of such Certificate or Certificates by virtue of submission of such Certificate or Certificates to DTC.

3. Issuer or Issuing Agent has obtained from the CUSIP Service Bureau a written list of approximately 900 nine-character numbers (the basic first six characters of which are the same and uniquely identify Issuer and the Securities to be issued under its note program described above). The CUSIP members on such list have been reserved for future assignment to issues of the Securities. At any time when fewer than 100 of the CUSIP members on such list remain unassigned, Issuer or Issuing Agent shall promptly obtain from the CUSIP Service Bureau an additional written list of approximately 900 such numbers.

4. When Securities are to be issued through DTC, Issuing Agent shall notify Paying Agent and shall give issuance instructions to DTC in accordance with DTC’s Procedures, including DTC’s Final Plan for DTC Money Market Programs, and DTC’s Issuing/Paying Agent General Operating Procedures and Participant Terminal System Procedures for Medium-Term Notes (MTNs) including Deposit Notes and Medium-Term Bank Notes (the “Procedures”), a copy of which previously has been furnished to Issuing Agent and Paying Agent. The giving of such issuance instructions, which include delivery instructions, to DTC shall constitute: (a) a representation that the Securities are issued in accordance with applicable law; and (b) a confirmation that a Master Note Certificate, or a Global Certificate (or Certificates), evidencing such Securities, in the form described in Paragraph 1, has been issued and authenticated.

5. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

6. If issuance of Securities through DTC is scheduled to take place one or more days after Issuing Agent has given issuance instructions to DTC, Issuing Agent may cancel such issuance by giving a cancellation instructions to DTC in accordance with the Procedures.

7. At any time that Paying Agent has Securities in its DTC accounts, it may request withdrawal of such Securities from DTC by giving a withdrawal instruction to DTC in accordance with the Procedures. Upon DTC’s acceptance of such withdrawal instruction, Paying Agent shall reduce the principal amount of the Securities evidenced, as the case may be, by the Master Note Certificate, or by one or more global Certificates, accordingly.

8. In the event of any notification of consent from or voting by holders of the Securities, Issuers, Issuing Agent, or Paying Agent shall establish a record date for such purposes (with no provision for revocation of consents or vetos by subsequent holders) and shall send notice of such record date to DTC’s Reorganization Department, Proxy Unity no fewer than 15 calendar days in advance of such record date. If sent by telecopy, such notice shall be directed to (212) 855-5181 or (212) 855-5182. The party sending such notice shall confirm DTC’s receipt of such telecopy by telephoning (212) 855-5187. Notice to DTC pursuant to this Paragraph, by mail or by any other means, such notice shall be sent to:

Supervisor, Proxy Unity

Reorganization Department

The Depository Trust Company

55 Water Street 50th Floor

New York, NY 10041-0099

9. Notices of reorganization events (corporate actions) with respect to the Securities, including full or partial redemptions (calls), repayments (puts), extensions of maturities, resets of interest rates or agenda, mandatory tenders, and considerations of individuals issuers, shall be given to DTC by Paying Agent to accordance with Procedures.

10. Paying Agent may override DTC’s determination of interest and principal payment dates, in accordance with the Procedures.

11. Notice regarding the amount of variable interest and principal payments on the Securities shall be given to DTC by Paying Agent in accordance with the Procedures.

12. All notices sent to DTC shall contain the CUSIP number of the Securities.

13. Paying Agent shall confirm with DTC daily, by CUSIP number, the face value of the Securities outstanding and Paying Agent’s corresponding interest and principal payment obligation, in accordance with the Procedures.

14. DTC may direct Issuer, Issuing Agent, or Paying Agent to use any other number or address as the number or address to which notices or payments can be sent.

15. Payments on the Securities, including payments in currencies other than the U.S. Dollar, shall be made by Paying Agent in accordance with the Procedures.

16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer, Issuing Agent, or Paying Agent shall notify DTC of the availability of certificates. In such event, Issuer, Issuing Agent, or Paying Agent shall issue, transfer, or exchange certificates in appropriate amounts, as required by DTC and others.

17. DTC may discontinue providing its service as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer, Issuing Agent, or Paying Agent (at which time DTC will confirm with Issuer, Issuing Agent, or Paying Agent the aggregate amount of Securities outstanding by CUSIP number). Under such circumstances, at DTC’s request, Issuer, Issuing Agent, and Paying Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to my Participant having Securities credited to its DTC accounts.

18. Issuer authorizes DTC to provide to the Issuing Agent or Paying Agent listings of Participants’ holdings, known as Security Position Listings (“SPLs”) with respect to the Securities from time to time at the request of Issuing Agent or Paying Agent. Issuer authorizes Issuing Agent and Paying Agent to provide DTC with such signatures, examples of signatures, and authorizations to act as may be deemed necessary by DTC to permit DTC to discharge its obligations to DTC Participants and appropriate regulatory authorities. DTC charges a fee for such SPLs. This

Notes

Schedule A contains statements that DTC

believes accurately describe DTC, the

method of effecting bank-entry transfers

of securities distributed through DTC, and

certain related matters.

Very Truly yours,

American Honda Finance Corporation
[Issuer]

By:	/s/ [illegible]
[Authorized Officer’s Signature]

JPMorgan Chase Bank
[Issuing Agent]

By:	/s/ [illegible]
[Authorized Officer’s Signature]

JPMorgan Chase Bank
[Paying Agent]

By:	/s/ [illegible]
[Authorized Officer’s Signature]

Received and Accepted:

THE DEPOSITORY TRUST COMPANY

By:	/s/ Denise Russo

Funds should be wired to:

The Chase Manhattan Bank

ABA#021 000021

For credit to s/c Cede & Co.

c/o The Depository Trust Company

[Select Appropriate Amount]

Dividend Deposit Account # 066-026776

Redemption Deposit Account # 066-027306

Reorganization Deposit Account # 066-0244608

cc:	Underwriter

Underwriter’s Counsel

SCHEDULE A

SAMPLE OFFERING DOCUMENT LANGUAGE

DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC—Incorporated material may be applicable only to certain issuer)

1. The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the securities (the “Securities”). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be offered for [each issue of] the Securities, [each] is the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” with the meaning of the New Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, cleaning corporation, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

3. Purchase of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the Securities is discontinued.

4. To facilitate subsequent transfers, all Securities deposited by Direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangement among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with impact to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owner may wish to provide their names and addresses to the register and request that copies of the notices be provided directly to them.]

[6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTCs practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails a an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co’s consenting or voting rights to those Direct Participants to whom accepts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8. Redemption proceeds, distribution, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings, show on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “interest name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

[9. A Beneficial owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities to connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent’s DTC account.]

10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

12. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

Representations for Rule 144A Securities—

to be included in DTC Letter of Representations

1. Issuer represents that at the time of initial registration in the name of DTC’s nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,1 eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act “), and identified by a CUSIP or CINS identification number that was different from any CUSIP or CINS identification number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

2. Issuer represents that the Securities are: [Note: Issuer must represent one of the following, and shall cross out the other.]

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization (“Investment Grade Securities”).]

~~[included within ______________________, a Self-Regulatory Organization System approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A (an “SRO Rule 144A System”).]~~

3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC’s services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC’s request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant (“Participant”) having Securities credited to its DTC accounts.

[1]

A “Legally Restricted Security” is a security that is a restricted security, as defined in Rule 144(a)(3). A “Contractually Restricted Security” is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a “Contractually Restricted Security.” For purposes of this definition, in order for a depositary receipt to be considered a “Legally or Contractually Restricted Security,” the underlying security must also be a “Legally or Contractually Restricted Security.”

4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

[Insert for securities to be offered pursuant to

Regulation S in conjunction with offering

of Securities pursuant to rule 144A]

5. The Document indicates that the Securities to be deposited with DTC are to be offered: (i) in connection with transactions effected pursuant to Rule 144A; and (ii) in accordance with Rules 903 or 904 of Regulation S under the Securities Act. Issuer represents that the securities have been offered in a manner that is reasonably designed to prevent the transfer of the Securities unless the Securities have been registered under the Securities Act or exemption therefrom is available. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities (with any provisions of the [purchaser’s letter] or) with any exemptions from registration under the Securities Act or of any other state or federal securities laws.

BRING-DOWN LETTER OF REPRESENTATIONS

DATE: SEPTEMBER 5, 2008

ATTENTION: UNDERWRITING DEPARTMENT

THE DEPOSITORY TRUST COMPANY

55 WATER STREET, 25TH FLOOR

NEW YORK, NY 10041-0099

RE:	$25,000,000,000 MTN PROGRAM

LADIES & GENTLEMEN:

THIS IS TO CONFIRM OUR UNDERSTANDING THAT THE LETTER OF REPRESENTATIONS AMONG AMERICAN HONDA FINANCE CORPORATION (ISSUER), THE BANK OF NEW YORK MELLON (AS SUCCESSOR TO JPMORGAN CHASE BANK) (ISSUING AND PAYING AGENT), AND THE DEPOSITORY TRUST COMPANY, DATED SEPTEMBER 10, 2004,* SHALL BE APPLICABLE AND REMAIN IN FULL FORCE AND EFFECT WITH RESPECT TO THE ISSUANCE FROM TIME TO TIME OF THE ABOVE REFERENCED NOTES.

VERY TRULY YOURS,

AMERICAN HONDA FINANCE CORPORATION

BY:	/s/ [illegible]
(SIGNATURE OF AUTHORIZED OFFICER)

THE BANK OF NEW YORK MELLON

BY:	/s/ [illegible]
(SIGNATURE OF AUTHORIZED OFFICER)

RECEIVED & ACCEPTED: THE DEPOSITORY TRUST COMPANY

By:	/s/ [illegible]

*	To reflect the Swing Letter, dated October 2, 2006, of The Bank of new York to the Depository Trust Company.

EXHIBIT D

The Bank of New York Mellon and DTC Certificate Agreement

[behind this page]

EXHIBIT D

BOOK-ENTRY-ONLY MONEY MARKET INSTRUMENT

(MASTER NOTE AND/OR GLOBAL CERTIFICATES) PROGRAM

Certificate Agreement

This Agreement is dated as of February 28, 1995, by and between The Depository Trust Company (“DTC”) and

THE BANK OF NEW YORK.
(“Custodian”)

Whereas, Custodian performs, as agent of the issuers, certain paying agency functions with respect to one or more issues of money market instrument notes issued under the programs listed on Exhibit A, as it may be amended in writing with the addition or deletion of a program from time to time by the parties (the “Securities”); and

Whereas, in order to enhance the efficiency of the processes for issuing and redeeming such Securities, Custodian has agreed to act as custodian of master note certificates and/or global certificates registered in the name of DTC’s nominee, Cede & Co., evidencing the Securities (the “Certificates”) and has established procedures to perform the services hereinafter set forth.

Now, therefore, in consideration of the representations, warranties, and covenants herein contained the parties agree as follows:

1. Custodian shall assure that each Certificate held pursuant to this Agreement shall be in registered form, registered in the name of Cede & Co., and shall bear the following legend:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Custodian agrees that the foregoing provisions of this Paragraph constitute as to Custodian a timely written notice of an adverse claim by DTC as to each such Certificate regardless of whether the legend actually appears thereon.

2. Subsequent to the issuance of Certificates, Custodian shall hold the Certificates awaiting DTC’s instructions. On receipt of instructions from DTC, and except as hereinafter provided, Custodian shall deliver to DTC or as directed by DTC any or all Securities or Certificates held for DTC in accordance with such instructions.

3. Custodian shall confirm to DTC the amount of Securities evidenced by each Certificate on a daily or other periodic basis, as DTC may reasonably request.

4. As between DTC and Custodian (including, without limitation, its creditors, lien holders, and pledgees), the Securities evidenced by a Certificate and such Certificate shall be deemed to be the sole property of DTC. Custodian shall not by reason of any provision of this Agreement or the delivery to it of Securities in connection with their issuance obtain any legal or equitable right, title, or interest in or to Securities evidenced by such Certificate.

5. Custodian shall itself at all times hold all Certificates in one of its secured areas.

6. (a) Notwithstanding any event whatsoever, other than an event described in subparagraph (b) of this Paragraph or in the proviso to Paragraph 8, Custodian shall, upon the request of DTC, deliver or make available to DTC any or all Securities or Certificates within 24 hours after receipt of such request, except that Custodian shall not be required hereby to deliver or make available Securities or Certificates to DTC on a day that Custodian is not open for business.

(b) Custodian shall notify DTC immediately after it determines that any Securities or Certificate received by it from the issuer, deliverable by it to DTC, or held by it pursuant to the provisions of this Agreement has apparently been lost, destroyed, wrongfully taken, or is unaccounted for by Custodian (each, a “Missing Security”). Custodian shall promptly replace any Missing Security without cost to DTC.

7. Custodian represents and warrants that it is insured under an insurance policy in the form of Financial Institution Bond Standard Form 24, or similar coverage, in the amount of $*                                     , with a deductible of $10,000,000.00, which Custodian reasonably believes to be adequate to cover all losses under all programs that Custodian has and shall have with DTC. Custodian will deliver promptly to DTC, if DTC so requests, a writing signed by its insurance broker or agent which evidences the existence of such insurance coverage in such amount and with such deductible, and Custodian covenants and agrees to maintain at its expense such insurance (or a comparable plan of insurance) in no less amount, no greater deductible, and with like coverage during the term of this Agreement, subject to its right to cancel, decrease, or limit the same. Custodian shall notify DTC promptly in writing of any material changes in such insurance coverage. Custodian shall, prior to the first anniversary of the date of this Agreement and prior to each succeeding anniversary of this Agreement during its term, deliver promptly to DTC, if DTC so requests, a writing signed by its insurance broker or agent which shall evidence the amount, deductible, and coverage of Custodian’s insurance and shall state whether or not such insurance is equivalent to Financial Institution Bond Standard Form 24. Custodian agrees that whenever Custodian ships Securities or Certificates to DTC, Custodian shall either provide adequate insurance coverage or require such coverage from the carrier of the Securities or Certificates, such coverage to cover losses of Securities or Certificates while in transit and until received. Custodian shall, if DTC so requests, promptly furnish DTC with documentation evidencing the amount, deductible, and coverage of the insurance provided by Custodian for any such shipment of Securities or Certificates.

*	$100,000,000.00 with $500,000,000.00 for on the premises and in transit.

2

8. Custodian agrees that it shall not for any reason, including the assertion of any claim, right, or lien of any kind, refuse or refrain from delivering any Securities or Certificates to or as directed by DTC in accordance with the terms of this Agreement; provided, however, that if Custodian shall be served with a notice of levy, seizure, or similar notice, order, or judgment, issued or directed by a governmental agency or court, or an officer thereof, having jurisdiction over Custodian, which on its face affects Securities evidence by Certificates in the possession of Custodian pursuant to the provisions hereof, Custodian may, pending further direction of such governmental agency or court, refuse or refrain from delivery or making available to DTC in contravention of such notice or levy, seizure, or similar notice, order, or judgment, Securities not greater in amount than the Securities which are affected by such notice of levy, seizure, or similar notice, order or judgment on the face hereof.

9. Custodian may act relative to this Agreement in reliance upon advice of counsel in reference to any matters connected with its duties under this Agreement, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions to act of any kind, unless caused by its own negligence.

10. Custodian may at any time, without any resulting liability to itself, act under this Agreement in reliance upon the signature of any person who it reasonably believes has authority to act for DTC with respect to this Agreement, but Custodian shall not be required so to act, and may in its discretion at any time require such evidence of the authenticity of such signature and of the authority of the person acting for DTC as may be satisfactory to Custodian.

11. So long as this Agreement remains in effect as to any issue of Securities, Custodian shall furnish to DTC as soon as available a copy of any report on the adequacy of Custodian’s internal accounting control procedures relating to the safeguarding of securities in its custody prepared for any regulatory agency by Custodian’s independent outside auditor.

12. This Agreement may be terminated by either party upon ten business days’ prior written notice to the other party. In the event of the termination of this Agreement or the termination hereunder of this Agreement as to issues of Securities evidenced by specific Certificates, it shall be deemed that Custodian has received as of the time of such termination a request by DTC within the meaning of Paragraph 6(a) with regard to: (i) all Securities or Certificates subject hereto if this Agreement is terminated; or (ii) the specific Securities or Certificates in respect of which this Agreement shall terminate.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

14. All notices, instructions, requests, and other communications required or contemplated by this Agreement shall be in writing, shall be delivered by hand or sent, postage prepaid, by certified or registered mail, return receipt requested, and shall be addressed to Custodian at the Custodian at 101 Barclay Street, 12E, New York, NY 10286, Attn: Kevin Cremin, and to DTC at 49th Floor; 55 Water Street; New York, NY 10041-0099, Attn: General Counsel. Notice given as aforesaid shall be deemed given upon the receipt thereof. Either party may change the address to which notices shall be sent upon notice to the other in the manner hereinabove provided.

3

15. (a) Custodian agrees to indemnify and hold harmless DTC from and against any and all losses, liabilities, claims, penalties, charges, and expenses (including reasonable counsel fees and expenses) suffered or incurred by or asserted and assessed against DTC by reason of Custodian’s negligent action or negligent failure to act; provided, however, that should Custodian be held to be negligent hereunder and should DTC be held to have been contributorily negligent in connection therewith, then the aforementioned liability shall be shared between Custodian and DTC in such proportion as may be set forth in any decision of a court or other tribunal having jurisdiction, unless Custodian and DTC shall agree in writing to share such liability in a different proportion.

(b) DTC agrees to indemnify and hold harmless Custodian from and against any and all losses, liabilities, claims, taxes, assessments, penalties, charges, and expenses (including reasonable counsel fees and expenses) suffered or incurred by or asserted or assessed against Custodian by reason of any action pursuant to this Agreement or following the instructions of DTC in connection with the performance of its duties under this Agreement where Custodian has acted in good faith and without negligence; provided, however, that should Custodian be held to be negligent hereunder and should DTC be held to have been contributorily negligent in connection therewith, then the aforementioned liability shall be shared between Custodian and DTC in such proportion as may be set forth in any decision of a court or other tribunal having jurisdiction, unless Custodian and DTC shall agree in writing to share such liability in a different proportion.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE BANK OF NEW YORK		THE DEPOSITORY TRUST COMPANY
(Custodian)

By:	/s/ [illegible]	By:	/s/ [illegible]

Vice President		Director of Underwriting
(Title)		(Title)
/s/ [illegible]
(Attest)

4

EXHIBIT E

FORM OF CLEARING SYSTEM CERTIFICATE

[Date]

[NOTE REGISTRAR]

Re:	American Honda Finance Corporation

Private Placement of Medium Term Notes

[Description of issue] (the “Notes”)

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Issuing and Paying Agency Agreement, dated as of August 27, 2012 (the “Agreement”), between American Honda Finance Corporation (the “Issuer”) and The Bank of New York Mellon (the “Issuing and Paying Agent”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This is to certify that, based solely on certifications we have received in writing, by facsimile or by electronic mail from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Agreement, the principal amount of the above-captioned Notes is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, other entities created or organised in or under the laws of the United States or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”).

The Notes are of the category contemplated in Rule 903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify with respect to such principal amount of Notes set forth above that, except as set forth below, we have received in writing, by facsimile or by electronic mail, from our Member Organizations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Agreement.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

As used herein, the “United States” means the United States of America (including the States and the District of Columbia) and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

EXHIBIT E

We will retain all certifications received from Member Organizations for the period specified in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3).

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated                     ,                     1

Yours faithfully,

[Euroclear Bank SA/NV]

or

[Clearstream Banking, société anonyme]

By:

[1]	To be dated no earlier than the Exchange Date.

EXHIBIT E

ANNEX A TO EXHIBIT E

FORM OF MEMBER ORGANIZATION CERTIFICATE

[(Insert Name of Depositary for

Euroclear), as operator of the

Euroclear System or Clearstream, société anonyme]

Re:	American Honda Finance Corporation

Private Placement of Medium Term Notes

[Description of issue] (the “Notes”)

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Issuing and Paying Agency Agreement, dated as of August 27, 2012 (the “Agreement”), between American Honda Finance Corporation, (the “Issuer”) and The Bank of New York Mellon (the “Issuing and Paying Agent”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, other entities created or organised in or under the laws of the United States or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”).

The Notes are of the category contemplated in Rule 903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify that, except as set forth below, in the case of debt securities the Notes are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchase the Notes in transactions which did not require registration under the Act. As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Notes held by your for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [ ] of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

EXHIBIT E

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                     ,                     2

By:

As, or as agent for, the beneficial owner(s) of the Notes to which this certification relates.

[2]	To be dated no earlier than the fifteenth day prior to the Exchange Date.

EXHIBIT E

EXHIBIT F

FORM OF RULE 144A TRANSFEROR CERTIFICATE

[Date]

[NOTE REGISTRAR]

Re:	American Honda Finance Corporation

Private Placement of Medium Term Notes

[Description of the issue] (the “Notes”)

Ladies and Gentlemen:

This letter relates to the sale by             (the “Transferor”) to                                          (the “Transferee”) of U.S. $[                     ] aggregate principal balance of Notes (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Amended and Restated Issuing and Paying Agency Agreement, dated as of August 27, 2012 (the “Agreement”), between American Honda Finance Corporation (the “Issuer”) and The Bank of New York Mellon (the “Issuing and Paying Agent”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

The Transferor hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuer, the Issuing and Paying Agent and the Transferee, that the Transferred Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Offering Memorandum dated as of August 27, 2012 relating to the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a Transferee that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing the Notes for its own account or for the account of a qualified institutional buyer, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[Name of Transferor]

By:
Name:
Title:

cc:

EXHIBIT F

EXHIBIT G

EXHIBIT G

FORM OF RULE 144A TRANSFEREE CERTIFICATE

[Date]

[NOTE REGISTRAR]

Re:	American Honda Finance Corporation

Private Placement of Medium Term Notes

[Description of the issue] (the “Notes”)

Ladies and Gentlemen:

                                 (the “Transferee”) intends to purchase from                      (the “Transferor”) U.S. $[             ] aggregate principal balance of Notes (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Amended and Restated Issuing and Paying Agent Agreement dated as of August 27, 2012 (the “Agreement”), between American Honda Finance Corporation (the “Issuer”) and The Bank of New York Mellon (the “Issuing and Paying Agent”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. The Transferee hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuer, the Issuing and Paying Agent and the Transferor, that:

The Transferee is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Notes is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Notes for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Sincerely yours,

(Transferee)

Name:
Title:

EXHIBIT G

ANNEX 1 TO EXHIBIT G

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees other than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) an [name of Note Registrar], as Note Registrar, with respect to the Notes being transferred (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Notes (the “Transferee”).

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Transferee owned and/or invested on a discretionary basis $ in securities(other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

—

Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

—

Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least US $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

—

Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least US $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Note in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

—	Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

ANNEX 1 TO EXHIBIT G

—

Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

—

State or Local Plan. The. Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

—	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Security Act of 1974, as amended.

—	Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

—

Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

ANNEX 1 TO EXHIBIT G

5. The Transferee acknowledges that it is familiar with Rule 144A and .understands that the Transferor and other parties related to the Transferred Notes are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

— Yes	— No	Will the Transferee be purchasing the Transferred Notes only for the Transferee’s Own account?

6. If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee

By:
Name:
Title:

Date:

ANNEX 1 TO EXHIBIT G

ANNEX 2 TO EXHIBIT G

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees that are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Note Registrar], as Note Registrar, with respect to the Notes being transferred (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2. The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least US $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

—

The Transferee owned and/or invested on a discretionary basis US $ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

—

The Transferee is part of a Family of Investment Companies which owned in the aggregate US $ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

ANNEX 2 TO EXHIBIT G

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

— Yes	— No	Will the Transferee be purchasing the Transferred Notes only for the Transferee’s Own account?

6. If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Transferred Notes will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee or Advisor

By:
Name:
Title:

IF AN ADVISER:

Print Name of Transferee

Date:

ANNEX 2 TO EXHIBIT G

EXHIBIT H

FORM OF REGULATION S TRANSFER CERTIFICATE

[Date]

[NOTE REGISTRAR]

Re:	American Honda Finance Corporation

Private Placement of Medium Term Notes

[Description of issue] (the “Notes”)

                     (the “Transferee”) intends to purchase from (the “Transferor”) U.S. $[                     ] aggregate principal balance of Notes (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Amended and Restated Issuing and Paying Agency Agreement, dated as of August 27, 2012 (the “Agreement”), between American Honda Finance Corporation (the “Issuer”) and The Bank of New York Mellon (the “Issuing and Paying Agent”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. The Transferee hereby certifies, represents and warrants to you, as Note Registrar, and for the benefit of the Issuer, the Issuing and Paying Agent and the Transferor, that:

1. The Transferee is not a U.S. person (as defined in Regulation S under the Securities Act) and is acquiring the Transferred Notes outside of the United States.

2. No directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable.

3. The transfer is not part of a plan or scheme to evade the registration requirements of the Securities Act;

4. The transfer was made in accordance with the applicable provisions of Rule 903 or Rule 904 of Regulation S, as the case may be.

5. The Transferee understands that the Transferred Notes have not been and will not be registered under the Securities Act, that any offers, sales or deliveries of the Transferred Notes purchased by the Transferee in the United States or to U.S. persons prior to the Exchange Date will be made in respect of such Transferred Notes only following the delivery by the holder of a certification of non-U.S. beneficial ownership, at the times and in the manner set forth in the Agreement.

6. Transfer shall be subject to subject to (i) if occurring on or before December 31, 2013, the receipt by the Issuer and the Issuing and Paying Agent from Clearstream Luxembourgor Euroclear of a certificate, substantially in the form set out in Exhibit E to the Agreement, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form set out in Annex A to Exhibit E to the Agreement, or (ii) if occurring on or after January 1, 2014, the receipt by the Issuer and the Issuing and Paying

EXHIBIT H

Agent from Clearstream Luxembourg or Euroclear of a certificate, substantially in the form set out in Exhibit E to the Agreement, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form set out in Annex A to Exhibit E to the Agreement, with copies of such executed beneficial ownership certificates attached.

Sincerely yours,

(Transferee)

By:
Name:
Title:

EXHIBIT H

EXHIBIT I

[Reserved]

EXHIBIT I

SCHEDULE A

SAMPLE OFFERING DOCUMENT LANGUAGE

DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC-Structured securities may be applicable only to certain issuer.)

1. The Depository Trust Company (“DTC”), New York, NY, will not as securities depository for the securities (the “Securities”). The Securities will be issues or fully-registered securities registered in the nature of Café & co. (DTC’s partnership nominee) or such other name as may be stipulated by an authorized representative of DTC. One fully-registered Security certificate will be fettered for [each issue of] the Securities, [each] in the aggregate principal amount of such issues, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a member of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic stipends of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the back-entry system for the Securities is discontinued.

SCHEDULE A